Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S‑3 of Aqua Metals, Inc., of our report dated March 31, 2025, with respect to the financial statements of Aqua Metals, Inc., included in the Annual Report on Form 10‑K for the year ended December 31, 2024. We also consent to the reference to our firm under the caption “Experts” in this registration statement.

/s/ Forvis Mazars, LLP

New York, New York

October 24, 2025